Exhibit 99.1

Penson Worldwide, Inc. 1700 Pacific Avenue, Suite 1400 Dallas, Texas 75201 www.penson.com
PRESS RELEASE

Penson Worldwide, Inc. to Sell Australian Operation to BNY Mellon’s Pershing Unit

SYDNEY & DALLAS, November 28, 2011 – Penson Worldwide, Inc. (NASDAQ: PNSN) and BNY Mellon Company (NYSE: BK) announced today that they have signed a definitive agreement for the acquisition of Penson’s Australian subsidiary, Penson Financial Services Australia Pty Ltd (PFSA) in a share purchase transaction for the purchase price of approximately AUD $33 million. PFSA will become an affiliate of Pershing, a BNY Mellon company.

Penson will realize a gain of approximately USD $14 million from the sale. The sale is expected to close in the fourth quarter of 2011.

“We are pleased to have reached agreement with a firm committed to continue to provide PFSA’s correspondents with the high level of service to which they have been accustomed, while also continuing to provide access to Australian markets for Penson correspondents,” said Philip A. Pendergraft, Chief Executive Officer of Penson.

The sale of PFSA continues Penson’s implementation of the series of initiatives which it announced on August 4, 2011. These initiatives are designed to reduce costs and debt, increase profitability and capital, and better position Penson for growth. Other recently concluded strategic initiatives include the completion of the combination of Penson’s U.S. broker-dealer and U.S. futures businesses into a single entity, thereby facilitating more efficient use of capital and infrastructure, and the expansion of the scope of Penson’s Master Services Agreement with Broadridge Financial Solutions, Inc.

PFSA, which provides clearing services in Australia, holds an Australian Financial Services License and is a market, ACH Clearing and ASTC settlement participant of the Australian Stock Exchange and a trading participant of Chi-X Australia Limited.

About Penson Worldwide: www.penson.com

The Penson Worldwide group of companies provides execution, clearing, custody, settlement and technology infrastructure products and services to financial services firms and others servicing the global financial services industry. The Penson Worldwide group of companies includes Penson Financial Services, Inc., Penson Financial Services Canada Inc., Penson Financial Services Limited, Nexa Technologies, Inc., Penson Asia Limited, and Penson Financial Services Australia Pty Ltd, among other companies. Headquartered in Dallas, Texas, Penson has served the clearing needs of the global financial services industry since 1995. Penson Worldwide—Building the Best Clearing and Execution Services Firm in the World.

Penson Financial Services, Inc. is a member of FINRA, New York Stock Exchange, NYSE Arca Exchange, NYSE Amex Equities, NYSE Amex Options, BATS Exchange, Direct Edge Exchanges (EDGA and EDGX), Chicago Board Options Exchange (CBOE), Chicago Stock Exchange, International Securities Exchange (ISE), NASDAQ OMX BX, NASDAQ OMX PHLX, NASDAQ Stock Market, NASDAQ LIFFE, LLC, National Stock Exchange, Options Clearing Corp. (OCC), Fixed Income Clearing Corp. (FICC), MSRB, National Securities Clearing Corp. (NSCC), DTC, ICMA, Euroclear, and SIPC. Penson Financial Services, Inc. is also a registered Futures Commission Merchant and clearing member at the Chicago Mercantile Exchange, Chicago Board of Trade, New York Mercantile Exchange, Comex, Kansas City Board of Trade, Minneapolis Grain Exchange, NYSE Liffe US, NYSE Euronext LIFFE, ONEChicago, ICE Futures Europe and ICE Futures USA.

Penson Financial Services Canada Inc. is a participating organization with the Toronto Stock Exchange, the Montreal Exchange, the CNSX Exchange and the TSX Venture Exchange, is regulated by the Investment Industry Regulatory Organization of Canada, is a member of the CIPF, CDCC and CDS and subscribes to various Canadian Alternative Trading Systems.

Penson Financial Services Australia Pty Ltd holds an Australian Financial Services License and is a Participant of ASX Limited, Australian Clearing House Pty Limited, and ASX Settlement and Transfer Corporation Pty Limited.

About BNY Mellon: www.bnymellon.com

BNY Mellon is a global financial services company focused on helping clients manage and service their financial assets, operating in 36 countries and serving more than 100 markets. BNY Mellon is a leading provider of financial services for institutions, corporations and high-net-worth individuals, offering superior investment management and investment services through a worldwide client-focused team. It has $25.9 trillion in assets under custody and administration and $1.2 trillion in assets under management, services $11.9 trillion in outstanding debt and processes global payments averaging $1.6 trillion per day. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). Additional information is available at www.bnymellon.com and through Twitter@bnymellon.

Pershing Group LLC

Pershing LLC (member FINRA/NYSE/SIPC) is a leading global provider of financial business solutions to more than 1,500 institutional and retail financial organizations and independent registered investment advisors who collectively represent more than five million active investors. Located in 21 offices worldwide, Pershing and its affiliates are committed to delivering dependable operational support, robust trading services, flexible technology, an expansive array of investment solutions, practice management support and service excellence. Pershing is a member of every major U.S. securities exchange and its international affiliates are members of the Deutsche Börse, the Irish Stock Exchange and the London Stock Exchange. Pershing LLC is a BNY Mellon company. Additional information is available at www.pershing.com.

Penson Forward-Looking Statements: Statements contained in this news release that are not based on current or historical fact are forward-looking in nature. Such forward-looking statements are based on current plans, estimates and expectations. Forward-looking statements are based on known and unknown risks, assumptions, uncertainties and other factors. Actual results, performance, or achievements may differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. Penson undertakes no obligation to publicly update or revise any forward-looking statement.

Penson Contacts: Gary Fishman (gary.fishman@anreder.com), Steven Anreder (steven.anreder@anreder.com), or Michael Shallo (michael.shallo@anreder.com), of Anreder & Company, at +1-212-532-3232

BNY Mellon Contact: Paul Patella (paul.patella@pershing.com) at +1-201-413-3609

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